Exhibit 10.13

Equity Transfer Agreement

Regarding

Sanhe Sino-Top Resources & Technologies, Ltd.

Between

Silver Dragon Resources Inc. And Zhou Lin

Dated: July 4, 2008

TABLE OF CONTENTS

1.	PURCHASE AND SALE OF TARGET EQUITY	1
2.	CONDITIONS PRECEDNET	2
3.	CLOSING	2
4.	REPRESENTATIONS AND WARRANTIES	2
5.	CONFIDENTIALITY	3
6.	DEFAULT AND INDEMNIFICATION	4
7.	FORCE MAJEURE	4
8.	NOTICE	5
9.	APPLICABLE LAW	5
10.	DISPUTES RESOLUTION	5
11.	MISCELLANEOUS	6

Equity Transfer Agreement

THIS EQUITY TRANSFER AGREEMENT (the “Agreement”) is entered into by and between the following parties in Sanhe city, Hebei province, China on July 4, 2008:

Silver Dragon Resources Inc., a company formed and registered under the laws of Delaware, United States of America (the “Seller”); and

Zhou Lin, a PRC citizen with the identity card No. of 132821196411020529 (the “Purchaser”).

Each of the party is hereinafter referred to as a “Party” and collectively as the “Parties”.

WHEREAS

1.

Sanhe Sino-Top Resources & Technologies, Ltd. (the “Company”) is a Sino-foreign cooperative joint venture company duly incorporated and existing in accordance with the laws of the People’s Republic of China (the “PRC”) and has its registered address at North Jingha Road 45, Yanjiao Economic Development Zone, Sanhe City;

2.	The Seller duly owns90% of the equity interest of the Company;

3.	The Seller wishes to sell 50% of its equity interest in the Company (the “Target Equity”) to the Purchaser; and

4.	The Purchaser wishes to purchase the Target Equity from the Seller.

THEREFORE, the Parties hereby agree as follows:

1.	PURCHASE AND SALE OF TARGET EQUITY

1.1	Purchase and Sale

The Purchaser agrees to purchase from the Seller and the Seller agrees to sell to the Purchaser the Target Equity, pursuant to the terms and conditions herein. The Seller enjoys all rights, titles and interest of the Target Equity. The Target Equity is free and clear of any and all liens, pledges, mortgages, encumbrances and any other restriction of any nature.

1.2	Purchase Price

The Purchaser shall pay to the Seller RMB 30,000,000(the “Purchase Price”) in total as the consideration of the Target Equity.

The Purchase Price shall be paid according to the following method and schedule:

(a) RMB 6,000,000 to be paid within three (3) business days after the approval from the competent authority relating to the equity transfer contemplated under this Agreement; and

(b) The remaining to be paid within three (3) business days after the Closing Date.

2.	CONDITIONS PRECEDNET

The Parties agree that the Closing shall be conditional upon the followings:

(a)	The Board of Directors of the Company has unanimously agreed the equity transfer from the Seller to the Purchaser;

(b)	All of the other shareholders of the Company have duly waived their rights of first refusal;

(c)	All of the current approvals, permits, licenses from governmental authorities held by the Company shall remain in effect all the time;

(d)	There is no major adverse change to the operation of the Company; and

(e)	The Company has obtained the approval from the competent authority relating to the equity transfer contemplated under this Agreement.

3.	CLOSING

The closing (the “Closing”) under this Agreement shall mean the completion of all the conditions precedent set forth herein, the shareholder of the Target Equity recorded with the company registration authority has been changed to the Purchaser and the company registration authority has issued a new business license to the Company. The issuance date of the new business license of the Company shall be the closing date (the “Closing Date”).

Upon the Closing, the Seller shall deliver copies of the newly issued certificate of approval of the Company and the newly issued business license, which can prove that the Purchaser has owned the Target Equity. The Seller shall make best efforts to assist the Purchaser and the Company to complete the approval and registration issues with respect to this equity transfer.

4.	CAPITAL CONTRIBUTION

4.1

The seller contributes an aggregate amount of USD 5,000,000 to the Company. The seller has made payment of its subscribed capital contribution of USD 3,272,690 and the remaining capital contribution (the “Remaining Contribution”) is USD 1,727,310.

4.2	The Remaining Contribution by the parties shall be made as follows:

(a)	The Seller contributes USD 1,000,000 of the Remaining Contribution prior to July 30, 2009;

(b)	In respect to the rest of the Remaining Contribution (USD 727,310), the Seller contributes USD 323,250 prior to July 30, 2009 and the Purchaser contributes USD 404,060 prior to July 30, 2009.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Representations and Warranties of the Seller

The Seller represents and warrants in favour of the Purchaser that:

(a)	The Seller duly holds 90% equity interest in the Company;

(b)

The Seller is entitled to sell and transfer to the Purchaser the full legal and beneficial ownership in the Target Equity free from all pledges, charges, liens, options and any other rights of any third party and the transfer of the Target Equity pursuant to this Agreement will convey to the Purchaser entire rights and interests to such equity;

(c)	The Company is duly incorporated and validly existing according to the PRC law, and is in good standing;

5.2	Representations and Warranties of the Parties

Each Party represents and warranties in favour of the other Party that:

(a)	The Seller is duly organized and validly existing under the laws of the place of its establishment, and is in good standing, the Purchaser is a person with full civil capacity;

(b)	It has all requisite power and approval required to execute and deliver this Agreement and perform its obligations hereunder;

(c)

It has taken all internal actions necessary to authorize it to enter into this Agreement and its representative whose signature is affixed hereto is fully authorized to sign this Agreement and to bind it thereby;

(d)	After this Agreement has been duly executed by its authorized representatives, this Agreement shall be legally binding on it; and

(e)

Neither the execution of this Agreement nor the performance of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any provision of its articles of association or bylaws applicable as at the date of execution of this Agreement, or any law, regulation, rule, authorization or approval of any governmental authority, or of any contract or agreement, to which it is a party or subject.

6.	CONFIDENTIALITY

6.1	Confidentiality Obligation

Each Party shall keep all the Confidential Information confidential, and shall not disclose to any third party for any purpose other than that of this Agreement without the prior written consent from the other Party.

Each Party shall only disclose to its shareholders, directors, officials, employees and professional advisors necessary required, and only to such extent, for performing its obligation under this Agreement and shall procure such shareholders, directors, officials, employees and professional advisors to be liable for a confidentiality obligation not less than that set forth in this section.

6.2	Confidential Information

For the purposes of this Agreement, Confidential Information shall mean the terms and conditions of this Agreement, all information, oral or written, which relates to or is in connection with the business operations, business strategies, business plans, investment plans, products, sales, customers, employees, marketing, technologies, financial or other affairs of each Party and the Company, including without limitation all reports and notes and all copies (including electronic copies), reproductions, reprints and translations containing such information.

6.3	Term

The obligation under this section shall survive to be effective within five (5) years after the expiration of this Agreement.

7.	DEFAULT AND INDEMNIFICATION

Unless otherwise set forth in this Agreement, either Party shall compensate for all the losses and damages the other Party suffered arising from its breach of this Agreement or its breach any of its representation and warranty herein.

8.	FORCE MAJEURE

8.1	Force Majeure

Force Majeure under this Agreement shall mean all object events, which are unforeseeable by either Party, the occurrence and consequences of which cannot be avoided or overcome, and which prevent such Party (the “Affected Party”) to perform its all or part obligations hereunder, including without limitation earthquakes, typhoons, flood, fire, war, acts of government or public agencies, epidemics, disturbances and strikes.

8.2	Effect of Force Majeure

The Affected Party may suspend performance of its obligation which is prevented by the Force Majeure and shall take reasonable measures to reduce the affect of such Force Majeure. The Affected Party shall continue to perform promptly after such Force Majeure disappeared.

The Affected Party shall not be liable for any losses and damages the other Party suffered arising from such Party’s default or delay of the performance of its obligation hereunder, provided that such Party has deliver the notice in accordance with the Section 8.3.

8.3	Notice of Force Majeure

The Affected Party shall promptly inform the other Party in writing and shall furnish within fifteen (15) days thereafter documents issued by the competent governmental authority certifying the occurrence of such Force Majeure. Otherwise, the Affected Party shall compensate the other Party for the losses and damages the other Party suffered according to the Section 7.

8.4	Resolution

In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

9.	NOTICE

Any notice from either Party to the other Party of this Agreement shall be delivered in personal or via fax, registered airmail or courier to the addresses listed hereunder. If a notice is delivered in person, it shall be deemed as received on the date of delivery; if it is sent by fax, it shall be deemed as received upon the completion of the fax process provided that the sender provides the fax report as evidence; if it is sent by registered airmail, it shall be deemed as received on the seventh (7) day after the post date indicated by the airmail; if it is delivered by courier, it shall be deemed as received on the third (3) day after the delivery date indicated by the courier invoice. In case that a notice is simultaneously delivered by more than one manner aforementioned, the fastest shall be referred for determining the date of receipt.

Contact information of the Parties is as follows:

To the Seller: Silver Dragon Resources Inc. Address: 5160 Yonge Street,

Suite 803 Toronto, Ontario, Canada M2N 6L9 Attention: Marc Hazout, President

Fax: (416) 223-8507 Tel: (416) 223-8500

To the Purchaser: Zhou Lin

Address: North Jingha Road 45, Yanjiao Economic Development Zone,

Sanhe City, Hebei Province, 065201, P.R. China Attention: Mr. Wencheng Jiang Fax: 86-10-61597354 Tel: 86-10-61597354

10.	APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the PRC laws.

11.	DISPUTES RESOLUTION

11.1	Consultation and Arbitration

If the Parties have any dispute or discrepancy in connection with this Agreement, they shall first consultant with each other. If no agreement is achieved, either Party may submit such dispute or discrepancy to the [China International Economic and Trade Arbitration Commission] for arbitration according to its current arbitration rule. The arbitration shall be conducted both in [English and Chinese]. The arbitration award shall be final and binding on the Parties. The Parties hereto agree that they will abide by such arbitration award.

11.2	Effect of Arbitration

Commencement of arbitration shall not terminate this Agreement, which shall continue to be in full force and effect before the award rendered by the arbitrator(s).

12.	MISCELLANEOUS

12.1	Non-Waiver

Failure or delay of either Party hereto to exercise its right under this Agreement shall not constitute waiver thereof; nor shall any single or partial exercise of a right preclude any other future exercise thereof.

12.2	Amendment

Any amendment to this Agreement shall be agreed to in a written instrument signed by the Parties.

12.3	Severability

The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.

12.4	Language and Counterparts

This Agreement shall be executed both in Chinese and English which shall have the same effect. This Agreement shall be executed in [five (5)] counterparts with the same effect. Each Party shall hold [two (2)] counterparts and the other one (1) shall be submitted to the competent authority.

12.5	Entirety

This Agreement and the Appendix hereto constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior discussions, negotiations and agreements between them with respect to such subject matter.

12.6	Costs, Expenses and Taxes

The Parties agree that each Party shall bear its own costs, expenses and taxes incurred by or imposed on each Party in connection with the preparation, negotiation, execution and delivery of this Agreement.

(The remaining is intentionally left blank.)

(Signature Page)

IN WITNESS WHEREOF this Agreement has been executed on the date indicated on the first page.

Silver Dragon Resources Inc.	/s/Zhou Lin
Authorized Representative:	Name : Zhou Lin
(signature)

/s/Marc Hazout
Name : Marc Hazout

Position: President